ASSET PURCHASE AGREEMENT

     This Agreement made and entered into this        , 1998, by and between
New World Coffee & Bagels, Inc., a Delaware corporation having its principal place of business at 379 West Broadway, New York, New York 10012 ("Seller") and _____________ residing at _________________________________("Purchaser").

     WHEREAS, New World Coffee & Bagels, Inc. owns and operates a store under the federally registered service mark "NEW WORLD COFFEE" and desires to sell substantially all of the assets of said business under the terms and conditions set forth below; and

     WHEREAS, simultaneous with the execution of this Agreement, Purchaser has entered into a Franchise Agreement ("Franchise Agreement") with New World Coffee & Bagels, Inc.; and

     WHEREAS, Seller owns and operates a "NEW WORLD COFFEE" store located within the geographical area described in the Franchise Agreement
("Territory"); and

     WHEREAS, Purchaser recognizes that the "NEW WORLD COFFEE" business as presently conducted represents an ongoing business and has value as an ongoing business aside and apart from the value of the rights granted to Purchaser pursuant to the separate Franchise Agreement with New World Coffee & Bagels, Inc.

     NOW, THEREFORE, the parties, in consideration of the undertakings and commitments of each part to the other set forth in this Agreement, hereby agree as follows:

     1.   Closing Date.  The Closing of this transaction ("Closing Date")
shall be on or before                , 1998 unless said Closing Date is
extended by the mutual agreement of the parties.

     2.   Sales and Purchase.

        A. Upon the terms and subject to the conditions set forth in this Agreement, Seller agrees to sell, convey, transfer, assign and deliver to Purchaser, and Purchaser agrees to purchase and acquire from Seller on or before the Closing Date, the following assets of Seller:

            i) Seller's interest in and to the leasehold improvements in the Premises;

            ii) All signs, furniture, fixtures, equipment and inventory, except as otherwise noted in this Agreement, located on the Premises;

            iii) Seller and Purchaser mutually understand and agree that the Sale shall not include items located on the Premises in which title is held by third parties. Additionally, Purchaser understands that the sale does not include the sale, by Seller to Purchaser, of the right to use the name, trademarks or the trade name "NEW WORLD COFFEE" ("Marks") nor any other intangible rights granted under the Franchise Agreement, but that the separate Franchise Agreement entered into by New World Coffee & Bagels, Inc. and Purchaser governs the use of the Marks by the Purchaser, it being specifically understood and agreed that all intangibles being conveyed hereunder are subject to the rights of New World Coffee & Bagels, Inc. under the Franchise Agreement. Further, this sales does not include Seller's prepaid expenses, cash on hand or deposit or its accounts receivable as of the Closing Date. All accounts receivable sent to Purchaser shall be immediately turned over to Seller in the form received and Seller may endorse and deposit such payments as its own. Purchaser and Seller mutually understand that the herein contemplated sale is of assets constituting a "NEW WORLD COFFEE" business and that there is a transfer of "goodwill".

            The address of the business to be purchased is as follows:
               ________________________

        B. Seller shall deliver on or before the Closing Date, a bill of Sale conveying the assets to Purchaser.

        C. New World Coffee & Bagels, Inc. and Purchaser shall execute a Sublease Agreement for the Premises.

        D. Purchaser has inspected the Premises and agrees to accept all equipment, inventory and other assets assigned, sold or conveyed under this Agreement "as is" without any warranties by Seller as to merchantability or fitness for a particular purpose or that any such equipment, inventory and other assets are in working condition.

        E. The Purchase Price shall be allocated to the assets of the Business by Purchaser.

     3. Consideration. As consideration for the purchase herein described, Purchaser agrees to pay to Seller the sum of _______________ ($_) Dollars, which sum includes the Initial Franchise Fee payable under the Franchise Agreement, as follows:

        ______________________ ($_) Dollars, which was paid at the signing of the Franchise Agreement;

        ______________________ ($_) Dollars upon execution of this Agreement;

        C.  ______________________ ($_) Dollars at the Closing Date;

        D.  ______________________ ($_) Dollars in notes payable with interest at the rate of ______ (__) percent above the prime rate of interest as set by Citibank in equal monthly installments for _______ (__) years commencing _______ (__) days after possession. At Seller's option the amounts may be deducted from Purchaser's bank account. The note will be secured by a Security agreement in the form set forth on Exhibit A, on the Assets being sold hereunder. UCC-1 documents shall be executed and filed as required.

     4. Conditions to the Obligations of Seller. The obligations of Seller under this Agreement are expressly subject to the delivery at Closing by Purchaser of such cash payments as are necessary to comply with the terms of this Agreement and New World Coffee & Bagels, Inc.'s Franchise Agreement of which this Agreement is a part.

     5. Purchaser's Inspection. Purchaser acknowledges that it has examined the business being conveyed and, in entering into this Agreement, relies solely on its own investigation of the "NEW WORLD COFFEE" facility and business. In connection therewith, Purchaser understands that the results of the operation of the business as a company or other Purchaser owned and operated "NEW WORLD COFFEE" businesses may not be indicative of the results which may be expected under Purchaser's operation. Neither Seller nor New World Coffee & Bagels, Inc. specially make any representation whatsoever concerning the success of the business or any future profits to be derived from the Purchaser's operation of a business on the Premises.

     6. Operations Information. Seller, prior to the execution of this Agreement, has provided Purchaser with such information as Purchaser, deemed necessary with respect to the operation of the business. Purchaser relies solely upon Purchaser's own knowledge and information in entering into this Agreement. Purchaser acknowledges that in entering into this Agreement Purchaser is not relying upon representations made by Seller, New World Coffee & Bagels, Inc., or agents of New World Coffee & Bagels, Inc., either express or implied, except those specifically made in this Agreement and the New World Coffee & Bagels, Inc. Franchise Agreement, all of which have been carefully reviewed by the Purchaser with the aid of his independent legal counsel.

     7. Debts and Liabilities. Seller shall pay all debts and liabilities incurred in connection with its business prior to the Closing Date, none of which are being assumed by Purchaser. The parties intend for Purchaser to acquire ownership of the assets being purchased herein free and clear of all claims.

     8. Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had not been contained herein.

     9. Construction. Whenever in this Agreement a singular word is used, it shall also include the plural whenever required by the context and vice versa.

     10. Survival. All warranties, representations, covenants, obligations and agreements contained in this Agreement and in the Franchise Agreement shall survive the Closing of this transaction.

     11. Allocation of Costs. It is agreed by Purchaser and Seller that the costs of this transaction shall be apportioned as follows:

        A. As of the Closing Date, all real and personal property taxes against the Premises and the Equipment, all assessments levied or assessed against the Premises and all other charges or fees relating to the Premises but not otherwise expressly addressed in this Agreement shall be prorated between Purchaser and Seller on the basis of a thirty (30) day month and a three hundred sixty-five (365) day year.

        B. Purchaser shall pay the cost of revenue stamps, documentary or other transfer taxes or fees, if any.

        C. Seller and Purchaser hereby warrant, each to the other, that there are no commissions due any real estate or other brokers or finders resulting from the transactions contemplated by this Agreement by reason of any contract, listings or any dealings by Seller or Purchaser with any broker in regard to this transaction. Each party hereby agrees to indemnify and hold harmless the other with respect to any such claims from any broker claiming to have dealt with or had a contract with that party.

        D. All other Closing charges or other expenses not otherwise chargeable specifically to Purchaser or Seller herein, shall be borne equally be Purchaser and Seller.

        E. In the event this transaction fails to close for any reason, the party failing to close shall be liable for any and all fees and costs associated with this transaction accruing up to and including the date of said termination. This paragraph is not to be deemed to be a liquidated damages provision nor is it to be construed to in any way limit the rights the parties hereto may otherwise have at law or in equity.

     12. Pre-Closing Checklist. Seller and Purchaser agree that the following matters will be completed at the time of closing or at a time indicated below:

        A. Ensure that the landlord and utility companies have the proper cut-off date for common area charges.

        B. Notify Seller's insurance company and Purchaser's insurance company.

        C.  Notify employees of store being sold.

        D. Ensure that all sales tax remittances and payroll taxes are made through the day of transfer.

     13. Amendments. This Agreement may be amended only by a written instrument executed on behalf of both Purchaser and Seller.

     14. Successors. This Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

     15. Attorney's fees. In the event that either party to this Agreement brings an action against the other party by reason of breach of any condition, covenants, representation or warranty in this Agreement, or otherwise arising out of this Agreement, the prevailing party in such action shall be entitled to recover from the non-prevailing party costs of suit, including, but not limited to, reasonable attorney's fees in an amount to be set by the court rendering such judgment.

     16. Integration. This Agreement and the New World Coffee & Bagels, Inc. Franchise Agreement of which it is a part constitute the entire agreement between the parties and supersedes all prior discussions, negotiations and agreements whether oral or written.

     17. Governing Law and Choice of Venue. This Agreement shall be construed according to and governed by the laws of the Sate of New York. Any actions brought based upon this agreement shall be had in the court of appropriate jurisdiction sitting in Superior court, Manhattan, or, where applicable, the United States District Court for the Southern District of New York.

     18. Closing. The transaction contemplated herein shall be consummated at a Closing at a date mutually agreeable to Seller and Purchaser.

     19. Adjustments. Insurance and all other operating charges in connection with the sale of assets shall be prorated between Seller and Purchaser as of the date of the Closing herein.

     20. Purchaser's Indemnity. Purchaser shall indemnify and save Seller harmless from and against any and all claims, demands, actions, controversies and suits, and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character, arising by reason or resulting from (i) anything done, suffered to be done or omitted to be done by Purchaser in relation to the Asset Purchase Agreement or the Seller's business on or after the date of Closing, or (ii) any payment required to be made by Seller with respect to any of Seller's liabilities or obligations in respect of the Asset Purchase agreement or the Seller's business accruing on or after, or attributable to events arising on or after, the date of Closing.

     21. Notices. Any notice, request, demand, instruction or other communication to be given to the parties hereto shall be in writing and delivered in person or sent by registered mail, certified mail, express mail or other recognized courier service that confirms delivery, postage or charges prepaid, to the addresses below, or to such other person or address as the parties hereafter designate:

        If To Seller:                   President
                     New World Coffee & Bagels, Inc.
                     379 West Broadway
                     New York, New York 10012


        If To Purchaser:________________
                     ________________
                     ________________
                     ________________

        Notices shall be deemed given upon receipt.

PAGE

22.  Additional Covenants.

             A. Seller agrees to cap Purchaser's rent for the store at
              (         %) percent of sales until such time as Purchaser attains
              (         ) weeks of sales of at least
                                            ($                        ) Dollars
     (i.e. annualized sales of $                    ) within a           (
               ) week period.

          B. Seller undertakes to retrofit the store in accordance with Seller's standard bagel retrofit plans, which will be reviewed with Purchaser. Seller will continue to manage and operate the store for Seller's account until such retrofit has been completed, after which Purchaser shall take immediate possession upon notice. Seller will use new equipment subject to manufacturer's warranties in such retrofit.

             C. Purchaser shall apply for outside financing within fifteen (15) days of Closing which financing shall replace the aforesaid promissory note.

     23. Time of the Essence. Time is of the essence as to each and every provision of this Agreement.

     24. Counterparts. This Agreement shall be executed in counterparts and each such counterpart shall be deemed an original.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.


     NEW WORLD COFFEE & BAGELS, INC.


     By:

     Title:


     FRANCHISEE

     By:

     Title: